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                       STANDARD FORM OF SUBLEASE AGREEMENT


            SUBLEASE made between United Parcel Service, Inc., a New York corporation with offices at 55 Glenlake Parkway, NE, Atlanta, GA 30328 ("SUBLESSOR"), and Advanced Health Corporation, a Delaware corporation with offices at 555 White Plains Road, Tarrytown, NY 10591 hereinafter ("SUBLESSEE")

                              PRELIMINARY STATEMENT


            SUBLESSOR has leased, as Tenant, from Robert Martin-Eastview North Co., as Landlord, ("Overlandlord") premises in the building located at 15 Skyline Drive, Hawthorne, County of Westchester, New York (the "Demised Premises") pursuant to a certain lease dated September 4, 1990 (the "Lease") as amended by First Amendment dated August 23, 1995 and by Second Amendment dated March 10, 1997 (hereinafter the Lease, First Amendment and Second Amendment are referred to as the "Major Lease"); and

            SUBLESSOR desires to sublet to SUBLESSEE and SUBLESSEE desires to hire from SUBLESSOR approximately 16,252 square feet of the Demised Premises; and

            It is agreed as follows:

      1. SUBLEASE. SUBLESSOR sublets to SUBLESSEE a portion of the Demised Premises consisting of approximately 16,252 square feet as shown on the floor plan annexed hereto as Exhibit A (the "Sublet Premises"), for general office use and for no other purpose.

      2. TERM. The term of this sublease ("Sublease Term") shall commence on January 15, 1998 and expire on October 30, 2000, or such earlier date upon which the Sublease Term expires or terminates pursuant to the provisions of this sublease or pursuant to law.
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      3. RENT. The rent for the Sublease Term shall be $240,204.56 per annum and shall be payable monthly, in advance, on the first (1st) day of each calendar month commencing on June 1, 1998, in equal monthly installments of Twenty Thousand Seventeen Dollars and 05/00 ($20,017.05), except that the installment for the first month of the Sublease Term shall be payable upon the execution hereof. SUBLESSEE shall pay as additional rent to SUBLESSOR on demand 85.08% of any payments or expenses required to be made by Tenant under the Major Lease which relate to the Sublet Premises. All payments called for under this sublease shall be made by SUBLESSEE to SUBLESSOR without notice, demand, setoff or deduction, at SUBLESSOR'S office or at such other address as SUBLESSOR may designate. All Base Rent and additional rent and all other sirs payable by SUBLESSEE under this Sublease are referred to collectively herein as "Rent" or "rent" and shall be collectible by SUBLESSOR as rent. SUBLESSEE shall reimburse SUBLESSOR on demand for increases in real estate taxes (Section 45 of the Major Lease) and for increases in common area maintenance charge (Section 46 of the Major Lease) over the base year of January 1, 1997 through December 30, 1997.

      4. SUBORDINATION TO MAJOR LEASE. This sublease is subordinate to, and SUBLESSEE accepts this sublease subordinate to, the Major Lease and the matters to which the Major Lease is subordinate. This sublease is also subordinate to, and SUBLESSEE accepts this sublease subordinate to, any amendments to the Major Lease hereafter made between Overlandlord and SUBLESSOR. The Major Lease is represented by SUBLESSOR to be the full agreement by the Overlandlord and SUBLESSOR. Copies of the documents comprising the Major Lease have been delivered to and reviewed by SUBLESSEE. SUBLESSEE acknowledges that SUBLESSOR cannot convey to SUBLESSEE any greater estate than SUBLESSOR has been granted pursuant to the Major Lease.

      The provisions of the Major Lease are incorporated herein by


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reference with the same force and effect as if they were tally set forth herein, except as otherwise specifically provided herein.

      SUBLESSEE covenants that SUBLESSEE will not do anything in or with respect to the Sublet Premises or omit to do anything which SUBLESSEE is obligated to do under the terms of the sublease which would constitute a default under the Major Lease or might cause the Major Lease or the rights of SUBLESSOR as tenant thereunder to be cancelled, terminated or forfeited or might make SUBLESSOR liable for any damages, claims or penalties. SUBLESSEE covenants to assume and perform all of the liabilities and obligations of Tenant under the Major Lease. SUBLESSEE shall hold SUBLESSOR harmless of and indemnify SUBLESSOR from all liability, judgments, costs, damages, claims, or demands, including reasonable attorney's fees, arising out of SUBLESSEE's failure to comply with or perform SUBLESSOR's obligations under both the Major Lease and this Sublease. If Subtenant fails to pay any Rent as required in this Sublease or fails to perform any of Tenant's obligations under the terms of the Major Lease, SUBLESSOR shall have the same rights and remedies as the Landlord has under the Major Lease for default in the event that SUBLESSEE breaches any of the terms and conditions of this Sublease including but not limited to any action or omission which causes a default under the Major Lease. Notwithstanding anything to the contrary herein, SUBLESSOR shall have any other rights and remedies available to SUBLESSOR in law or equity in the event of SUBLESSEE's default.

      5. DAMAGE OR INJURY. Overlandlord and SUBLESSOR shall not be liable for any damage to property or injury to persons, sustained by SUBLESSEE or others, caused by conditions or activities on the Sublet Premises. SUBLESSEE shall indemnify the Overlandlord and SUBLESSOR against all claims arising therefrom and shall carry insurance as required to be carried by Tenant by the Major Lease naming the Overlandlord and SUBLESSOR as additional insureds.


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      6. REPAIRS BY OVERLANDLORD. SUBLESSEE shall look only to SUBLESSOR for any services to be furnished to SUBLESSEE in accordance with this sublease. SUBLESSOR shall use its reasonable efforts to obtain for SUBLESSEE any services which are the obligation of Overlandlord. SUBLESSOR shall have no obligations whatsoever to repair and maintain the Sublease Premises or any part thereof or equipment therein, whether structural or nonstructural. SUBLESSOR shall not be liable to SUBLESSEE for injury or damage that may result from any defect in the construction or condition

      7. ALTERATIONS. Except as set forth in insert 2 of page 1A of the Major Lease, SUBLESSEE shall not make any alterations, additions or improvements upon or to the Sublet Premises without the prior written consent of SUBLESSOR and Overlandlord. Any permitted alterations, additions and improvements shall be made at the sole cost of SUBLESSEE and shall become the property of SUBLESSOR and shall remain on and be surrendered with the Sublet Premises at the termination of this sublease. SUBLESSEE shall deliver up the same, at the expiration or sooner termination of the term of this sublease, in as good condition as they are now in, ordinary wear, fire and other unavoidable casualties excepted.

      8. ACCESS. At all reasonable hours and upon reasonable notice to SUBLESSEE, the Sublet Premises shall be open to Overlandlord and SUBLESSOR, their agents and representatives for inspecting or for repairs, additions or alterations by either party.

      9. BROKER. SUBLESSEE warrants and represents that it has dealt with no broker or any other person who would legally claim to be entitled to receive a brokerage commission or finder's or consultant's fee with respect to this transaction except KOLL/CB COMMERCIAL and MACK-CALI REALTY L.P.. SUBLESSEE shall indemnify


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SUBLESSOR and Overlandlord against the claim of any person, firm or corporation arising out of any inaccuracy or alleged inaccuracy of the above representation.

      10. SUBLESSEE'S COVENANTS. SUBLESSEE covenants with SUBLESSOR to hire said premises and to pay the rent therefore as aforesaid, that it will commit no waste, nor suffer the same to be committed thereon, nor injure nor misuse the same; and also that it shall not make alterations therein, nor use the same for any purpose but that hereinbefore authorized. SUBLESSEE has inspected the Sublet Premises and accepts same in their present condition, without any warranties or representations (express or implied) being relied upon and is relying upon its own inspection. SUBLESSEE further covenants that this sublease shall not be assigned, encumbered or otherwise transferred, the Sublet Premises shall not be further sublet by SUBLESSEE, in whole or in part, and SUBLESSEE shall neither suffer nor permit any of the Sublet Premises to be used or occupied by others without the prior consent of Overlandlord in each instance.


      11. DEFAULT BY SUBLESSOR/Overlandlord UNDER MAJOR LEASE. In the event of a default by SUBLESSOR under the Major Lease which results in termination of such lease, this sublease shall, at the option of the Overlandlord, remain in full force and effect and the SUBLESSEE shall attorn to and recognize Overlandlord as Landlord hereunder and shall promptly upon such Overlandlord's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. The SUBLESSEE hereunder hereby waives all rights under any present or future law or otherwise to elect, by reason of the termination of the Major Lease, to terminate this sublease or surrender possession of the premises demised hereby.

      SUBLESSEE agrees to release SUBLESSOR, its successors, and


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assigns of liability, with respect to any and all damages, claims, losses, liabilities and expenses of any kind, including but not limited to legal and consulting expenses, incurred by SUBLESSEE, its successors or assigns, or which are asserted against or imposed upon SUBLESSEE, its successors or assigns, by any other party arising out of or in connection with Overlandlord's breach of, or misrepresentation in, any provision of the Major Lease.

      12. CONSENT. No rights are conferred upon SUBLESSEE until (i) this sublease has been signed by SUBLESSOR and an executed copy has been delivered to SUBLESSEE and (ii) the consent of Overlandlord has been obtained. SUBLESSOR shall promptly after the execution of this sublease by both SUBLESSOR and SUBLESSEE submit this sublease to Overlandlord for its consent. If the Overlandlord refuses to grant consent or if the Major Lease is cancelled for any reason whatsoever prior to the first day of the Sublease Term, all sins received hereunder by SUBLESSOR shall be returned to SUBLESSEE without interest and without any further liability on the part of the SUBLESSOR and this sublease shall be deemed void and of no effect.

      13. PARKING. Subtenant shall be entitled to the non-exclusive use of a total of sixty (60) parking spaces at no cost to Subtenant.

      14. SECURITY DEPOSIT. SUBLESSEE agrees to deposit with Landlord upon execution of this Sublease, a Security Deposit equal to $40,034.10, which sum shall be held by SUBLESSOR, without obligation for interest, as security for the performance of SUBLESSEE's covenants and obligations under this Sublease. The Security Deposit is not an advance rental deposit or a measure of damages incurred by SUBLESSOR in case of SUBLESSEE's default. Upon the occurrence of any event of default by SUBLESSEE, SUBLESSOR may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the


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extent necessary to make good any arrears of Rent or other payments due to
SUBLESSOR hereunder, and any other damage, injury, expense or liability caused by such event of default, and SUBLESSEE shall pay to SUBLESSOR, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of SUBLESSOR, any remaining balance of such deposit shall be returned by SUBLESSOR to SUBLESSEE at such time after termination of this Sublease that all of SUBLESSEE's obligations under this Sublease have been fulfilled. SUBLESSOR may use and commingle the Security Deposit with other funds of SUBLESSOR.

      15. NOTICE. All notices or other communications required or permitted hereunder shall be in writing and shall be effective upon receipt whether delivered by personal delivery or UPS Next Day Air, or sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective parties as follows:

            Notices to SUBLESSOR:        United Parcel Service
                                         55 Glenlake Parkway, NE
                                         Atlanta, GA 30328
                                         ATTN:   Real Estate Department

            With a copy to:              United Parcel Service
                                         643 43rd Street
                                         New York, New York 10036
                                         ATTN:   Region Real Estate Manager

            If to SUBLESSEE:             Advanced Health Corporation
                                         555 White Plains Road
                                         Tarrytown, NY 10591
                                         ATTN: Jeffrey Sauerhoff


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      Notices shall be deemed received upon the earlier of (a) if personally delivered or via UPS NEXT DAY AIR, the date of delivery to the address of the person to receive such notice, or (b) if mailed, upon the date of receipt as disclosed on the return receipt. Notice of change of address shall be given written notice in the manner detailed in this paragraph. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

      16. UTILITIES. SUBLESSEE shall pay directly for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Sublet Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs, ballasts and tubes.

      17. Entire Agreement. This Sublease contains the whole agreement between the parties, There are no understandings between the parties regarding the Sublease except those contained in this Sublease. This Sublease cannot be amended except by a writing executed by both parties and consented to in writing by Overlandlord.

            IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals this 8th day of January, 1998.

                                         UNITED PARCEL SERVICE, INC.
                                         As SUBLESSOR

                                         By: /s/ [illegible]
                                             ---------------------
                                             Vice President


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                                         ADVANCED HEALTH CORPORATION
                                         As SUBLESSEE


                                         By: /s/ Jeffrey M. Sauerhoff
                                             ------------------------
                                         Title: Vice President
                                                ---------------------


                  CONSENT BY MID-WESTCHESTER REALTY ASSOCIATES, L. P. MID-WESTCHESTER REALTY ASSOCIATES L.P. HEREBY consents to the above sublease.

                                         MID-WESTCHESTER REALTY ASSOCIATES. L.P.
                                         As OVERLANDLORD


                                         By:  Cali Sub VI Inc., general partner
                                         By: /s/ [illegible]
                                             ------------------------
                                         Title: Vice President
                                                ---------------------


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